                                                                    Exhibit 10.1

                                 March 31, 2005

CONFIDENTIAL

Mr. Warren B. Schmidgall
3630 S.W. Canterbury
Topeka, KS 66610

     Re:  Non-renewal of Employment Agreement

Dear Warren:

     As you and I have  discussed,  the  Company  does not  intend to renew your
Employment  Agreement  when it expires on September  30, 2005.  This letter will describe our agreement  regarding your  continuing  terms of employment and your resignation from the Company, amending your Employment Agreement.

     From the date of this letter  through the  termination  of your  Employment
Agreement  on  September  30, 2005 or the  effective  date of your  resignation, whichever  occurs  sooner,  the  Company  will  employ  you in the  capacity  of
Executive Vice President.  The following terms will apply to your employment and post-employment:

          (1) You will be  eligible  to continue  to  participate  in  "Employee
     Welfare Plans" as outlined in the  Employment  Agreement for a period of 18 months from September 30, 2005 or the effective  date of your  resignation, whichever  occurs sooner.  You will be eligible for an additional 18 months of COBRA coverage at the end of the first 18 months, at your expense.  Your participation  in these  plans  will  end  earlier,  however,  when you are eligible to participate in the health plan of another employer.

          (2) You have already  received a payment of $22,000 and options to buy
     9,000 shares of stock under the Company's  Salaried  Bonus plan, as set out in  Section  3.1 of the  Employment  Agreement.  You  will be  eligible  to participate  further in the Bonus plan at the "norm" bonus  level,  with no individual  modifier applied,  but only to a maximum  potential  additional cash bonus of $30,000;

          (3) You will be eligible for continued  vesting of  restricted  shares and stock options through September 30, 2005.

          (4) You will be eligible to exercise any vested stock options  through
     September 30, 2008.

          (5) The  duties of your  position  will  include  the  following:  (1)
     oversight of the Company's Human Resources  function;  (2) oversight of the
     Information  Technology function,  specifically  strategy  development,  in
     conjunction  with  George  Shadid;   and  (3)  such  other  job  duties  as
     specifically assigned by George Shadid and/or me.

          (6) I will  provide  reasonable  assistance  to you in  obtaining  new employment.

          (7) You will be permitted  to conduct  your search for new  employment during your regular working hours on an as-needed  basis.  Starting July 1,
     2005, you will be released from your duties under (5),  above,  in order to allow you to spend  your full  time in search of new  employment.  You will continue to be paid as required  under your  Employment  Agreement  through
     September 30, 2005,  unless you resign earlier.  During this period you may maintain  your  office  at  AIPC,  including  utilization  of your  company provided  computer and cell phone.  You will also be provided  outplacement support with Right Management Consultants, not to exceed $7,500 during this period.

          (8) You will be covered by the Officer  Indemnification  Agreement  as approved by the Board of Directors at its February 2, 2005 meeting.

     You agree to items (1) - (8), above,  and that the terms and conditions set out in this letter are not and will not be  considered a material  diminution in
your  position,  authority,  duties  or  responsibilities,   a  failure  to  pay
compensation  due,  or a  material  failure  or  refusal  to  comply  with  your
Employment Agreement under Section 7.4 of your Employment Agreement.

     You further  agree that in exchange for the  post-separation  consideration set out in this  Agreement,  upon separation from employment with the Company on or before  September  30,  2005,  you will fully  release and forever  discharge
Company by executing a separate  agreement  containing a release similar to that set forth below in the form proposed by the Company:

          To the maximum extent permitted by law and without exception, Employee releases  and  waives  any and all  claims,  demands,  or  causes of action
     (collectively  "claims") known or unknown,  suspected or unsuspected,  that
     Employee  has or could have  against the  Company  and/or any or all of its current and/or former parent corporations, current and/or former subsidiary corporations,  current  and/or  former  directors,  current  and/or  former
     officers,   current  and/or  former  fiduciaries,   current  and/or  former
     employees,  current and/or former agents, current and/or former successors, current  and/or former  assigns,  and/or other  entities  currently  and/or
     formerly   affiliated   with  or  related  to  the  Company   (collectively
     hereinafter "the Company  Affiliates"),  which claims include,  but are not limited to,  claims  under any federal  and/or state  Constitution;  claims under any  federal,  state,  and/or  local  common  law,  including  claims sounding in tort and/or contract;  claims under any federal,  state, and/or local public policy;  claims under the Employee  Retirement Income Security
     Act;  claims under the Family and Medical Leave Act; claims under the Equal
     Pay   Act;   claims   for   workers'   compensation    retaliation   and/or
     discrimination;  claims under the Fair Labor Standards Act and/or any other federal,  state,  and/or local wage payment law; claims for  discrimination
     (including harassment) and/or retaliation under any federal,  state, and/or local law,  including but not limited to 42 U.S.C.  ss. 1981,  Title VII of the Civil Rights Act of 1964,  the Civil Rights Act of 1991,  the Americans
     with Disabilities Act, the Age Discrimination in Employment Act, and/or any
     other  federal,  state,  and/or  local  law,  statute,   ordinance,  and/or
     regulation;  claims under any and all other  federal,  state,  and/or local laws,  statutes,  ordinances,  regulations,  and/or  common law; and claims under any

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     practice  and/or  policy of the Company,  including  but not limited to any benefit plan of the Company and/or any of the Company Affiliates.

     You expressly agree that the circumstances  and/or the discussions  leading to this  letter  are  confidential  and,  as such you will not  communicate  the
circumstances  or  the  discussions   leading  to  this  letter   ("Confidential
Information") other than to your immediate family members, to your attorney,  to your accountant, to governmental taxing authorities,  or if compelled by a court of competent  jurisdiction or otherwise  required by law. The Company may file a copy of this letter with the SEC, as required by law.

     You agree to extend the expiration date of your non-competition  agreement, as set out in Section 4 (4.1 - 4.5 inclusive) of your Employment  Agreement,  to
September 30, 2009. You agree that the term of the restriction on competition is necessary for the protection of the Company's protectable interests,  reasonable in duration and scope, may be enforced through injunction, and, if found for any reason not to be  enforceable  as written,  are to be reformed only so far as is necessary to be enforceable and not declared  generally  unenforceable  based on such overbreadth.

     This letter and your  Employment  Agreement  contain  the entire  agreement between you and the Company with respect to your employment and/or September 30,
2005, or earlier,  separation from employment,  and no modification or waiver of any  provision  of this letter will be valid unless in writing and signed by you and the Company.

     Please review the  provisions  of this letter and sign it below  indicating your agreement and acceptance of its terms.

                                       Sincerely,

                                       /s/ Timothy S. Webster

                                       Timothy S. Webster

     THE PARTIES ARE CAUTIONED  THAT, BY  COMPLETING  AND EXECUTING  THIS LETTER
AGREEMENT,  LEGAL  RIGHTS AND DUTIES ARE  CREATED.  THEY ARE  ADVISED TO CONSULT
INDEPENDENT LEGAL COUNSEL AS TO ALL MATTERS CONTAINED IN THIS DOCUMENT.

     The terms of the  letter  have  been  reviewed  by me and I agree  with and accept them.

                                       /s/ Warren B. Schmidgall
                                       -----------------------------------------
                                       Warren B. Schmidgall

                                       Date:  March 31, 2005
                                            ------------------------------------

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